EXHIBIT 21

WESTROCK COMPANY

SIGNIFICANT SUBSIDIARIES OF WESTROCK COMPANY

as of September 30, 2018

Name	State or Jurisdiction of Incorporation

KapStone Paper and Packaging Corporation*	Delaware, USA
Multi Packaging Solutions Acquisitions 1 Limited	United Kingdom
Multi Packaging Solutions Acquisitions 2 Limited	United Kingdom
Multi Packaging Solutions Global Holdings Limited	United Kingdom
Multi Packaging Solutions Limited	United Kingdom
Stone Global Inc.	Delaware, USA
WestRock - Solvay, LLC	Delaware, USA
WestRock - Southern Container, LLC	Delaware, USA
WestRock California, Inc.	California, USA
WestRock Canada Company ULC	Canada
WestRock Canada Holdings Inc	Georgia, USA
WestRock Coated Board, LLC	Alabama, USA
WestRock Company	Delaware, USA
WestRock Company of Canada Corp.	Canada
WestRock Company of Canada Holdings Corp	Canada
WestRock Converting Company	Georgia, USA
WestRock CP, LLC	Delaware, USA
WestRock MWV, LLC	Delaware, USA
WestRock RKT Company	Georgia, USA
WestRock Shared Services, LLC	Georgia, USA
WestRock Timber Note Holding Company III	Delaware, USA
WestRock Timber Note Holding IV, LLC	Delaware, USA
WRKCo Inc.	Delaware, USA
WRK International Holdings, Sarl	Luxembourg
WRK Luxembourg, Sarl	Luxembourg
WRK Merger Holding Sub Limited	United Kingdom

* Acquired November 2, 2018